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                                                                   Exhibit 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated 4/12/01, included in the Next Generation Media Corp. Annual Report on Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


December 12, 2001
Vienna, Virginia
                                     /s/ Turner, Jones & Associates P.L.L.C.